Exhibit 10.2
                              EMPLOYMENT AGREEMENT

This AGREEMENT is made as of the 8th day of March, 2000, by and between What's For Free Technologies, Inc. ("Company") and Avery Martinez ("Executive").

                                   WITNESSETH:

WHEREAS, the Company desires to have the full-time services of Executive as CTO and EVP, and Executive desires to be so employed, and

WHEREAS, the Company and Executive desire to enter into an Employment Agreement which shall supercede and rep1aee any and all oral and written contracts, agreements, and understandings between the parties on the subject:

NOW, THEREFORE, in consideration of the promises and of the mutual covenants and conditions contained herein, and for other good and valuable consideration, the Company and Executive agree as follows:

SECTION 1. EMPLOYMENT DUTIES AND EXCLUSIVE EMPLOYMENT

         1.1 DUTIES AND RESPONSIBILITIES. During the tern of this Agreement, Executive shall be employed as the EVP and Chief Technical Officer. In that capacity, Executive shall do and perform all duties, services, acts or things necessary or advisable to manage and conduct the EVP and Chief Technical Officer functions of the Company, subject at all times to the Company's By-Laws and to the directions and policies established by the Company's Board of Directors. Executive's duties shall include but not be limited to the list of duties and to report to the Chief Executive Officer, for review and approval of all major decisions, and to be responsible for such other activities routinely conducted by a CTO and EVP of the Company.

         1.2 SUPERVISION OF OTHER EMPLOYEES. Subject to Section 1.1 above, Executive shall supervise the activities of such of the Company's other senior management employees who have a direct reporting relationship to him. In addition, he shall perform such other services as the Board of Directors may from time to time reasonably request in the furtherance of the business of the Company.

         1.3 DEVOTING OF ENTIRE TIME TO COMPANY'S BUSINESS. Executive shall devote his entire business time, energy, and attention to the business of the Company during the term hereof. Executive shall not directly or indirectly render any services of a business, commercial, or professional nature to any other person or organization, whether for compensation or otherwise, without the prior written consent of the Board of Directors of the Company. Notwithstanding the foregoing, this Section shall not preclude Executive from devoting his time and energies in connection with the management of his personal investments and his participation in not-for-profit activities.




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         1.4 ADHERENCE TO APPLICABLE LAWS. Executive at all times during the performance of this Agreement shall strictly adhere to and obey all applicable laws, regulations, and rules now in effect or as subsequently modified. The Company shall not request or require Executive to violate such laws, regulations, or rules in the performance of Executive's duties.

SECTION 2. TERM OF AGREEMENT. This Agreement shall commence on the date first above written and end 3 years later, on March 7, 2003, provided that the term of the Agreement: (1) shall automatically be extended by one year beyond such initial term on March 7, 2002 (the "Extension Date"), unless written notice that this Agreement is not being extended is given by the Company or the Executive before the Extension Date, and (2) term shall automatically be farther extended by one additional year on each subsequent anniversary of the Extension Date, unless written notice that this Agreement is not being extended is given by either Party to the other before such anniversary of the Extension Date. The term "Term of this Agreement" shall mean the initial term of this Agreement plus any extensions thereto.

SECTION 3. COMPENSATION.

         3.1 BASE SALARY. For Executive's services during the first year hereunder, the Company agrees to pay to Executive a monthly salary of $12,500. Thereafter, Executive's annual salary (Annual Base Salary) shall be reviewed by the Company each year pursuant to the policies and procedures of the Company governing the quarterly review of base salaries for its executive officers. The Company shall withhold and deduct from periodic salary installments all amounts required by law, including, but not limited to, applicable federal, state, and local income and employment taxes, and any other amounts authorized by Executive in writing.

         3.2 BONUS. Executive shall be entitled to participate in any annual bonus or incentive program established by the Board of Directors for its executive officers.

         3.3 STOCK OPTIONS. Executive is eligible to participate as a senior executive in any qualified or non-qualified stock option plans when and if such plans are adopted by the Company. The Executive shall be subject to all the terms and conditions of any plan as adopted by the Company.

SECTION 4. VACATION, EXPENSES, AND BENEFITS. During the term of the Employment the Company agrees:

         4.1 VACATION. Executive will be entitled to vacation benefits in accordance with the uniform Company policies as they may be in effect from time to time for the Company. Vacation is to be taken at such time or times as may be mutually agreeable to Executive and the Board of Directors. All such vacations shall be with pay. Upon termination of the Employment for any reason, the Company shall pay Executive for all accrued, unused vacation pursuant to the applicable law.

         4.2 EXPENSES. Executive will be reimbursed for all necessary and reasonable travel and entertainment expenses, including any out of pocket expenses incurred on behalf of the Company, while pursuing Executive's duties with the Company under this Agreement. Expenses for industry trade shows, and equivalent, will be reimbursed for the purpose of exposing the Company's products to relevant industries. Reimbursement by the Company to Executive for such expenses shall be subject to Executive furnishing appropriate documentation to substantiate such expenses pursuant to the policies and procedures of the Company governing reimbursement of business expenses to its executives.

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         4.3 OFFICE FACILITIES. Executive will be provided with such office facilities and clerical assistance as Executive may reasonably require for the performance of his duties hereunder.

         4.4 EMPLOYEE BENEFITS. Except as specifically provided in Sections 4.5 and 4.6, Company agrees to provide Executive with group medical, dental, and vision insurance coverage and other employee welfare and fringe benefits at all times comparable to those provided to other Company executives holding comparable level positions, all in accordance with such benefit programs as may be established by the Company from time to time. If otherwise adopted by the Company, these benefits may include pension, profit sharing, 401(k), and any non-qualified deferred compensation arrangements.

         4.5 TERM LIFE INSURANCE COVERAGE. Subject to Executive's insurability on a standard risk basis, Executive will be provided with term life insurance coverage for an amount equal to three times his Annual Base Salary, as adjusted annually. The Company, in its sole discretion, may fulfill its obligation hereunder, in whole or in part, by means of Executive's participation in the Company's group insurance plan for eligible employees of the Company. The Company shall purchase and maintain individual term life insurance on Executive's life to provide for such coverage amount that is not otherwise provided through the Company's group term life insurance for employees. Upon termination of his Employment other than for cause (as provided for in Section
5. 1), Executive shall be entitled, with no obligation of reimbursement to the Company, to exercise any option available to him under the individual insurance policies and/or contracts purchased and maintained by the Company, to assume ownership thereof and continue such policies and/or contracts in full force and effect.

         4.6 LONG-TERM DISABILITY INSURANCE COVERAGE. Subject to Executive's insurability on a standard risk basis, Company shall provide Executive with long-term insurance disability coverage for an amount equal to 66 2/3% of his Annual Base Salary, as it may be adjusted from year to year. For this purpose, "long-term disability" shall mean disability for purposes of receiving benefits under the Company's group long-term disability insurance plan for employees. The Company, in its sold discretion, can fulfill its obligation hereunder, in whole or in part, by means of Executive's participation in the Company's long-term disability insurance plan for employees. The Company shall purchase and maintain an individual, long-term disability policy to provide for such coverage amount that is not otherwise provided through the Company group disability plan. Other than the amount of benefit provided for thereunder, the provisions of such individual policy shall be substantially comparable to those contained in the Company's group disability plan. Upon termination of his employment other than by the Company for cause (as provided for in Section 5.1), Executive shall be entitled, with no obligation of reimbursement to the Company, to exercise any option, available to him under the individual insurance policies and/or contracts purchased and maintained by the Company, to assume ownership thereof and continue such policies and/or contracts in full force and effect.

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         4.7 MEDICAL EXAMINATION. In connection with the Company's purchase of individual insurance contracts or policies, as provided for in Sections 4.5 and 4.6, Executive agrees to submit to any medical examination required by the insurance carriers for the Company to obtain the insurance. Executive also agrees to submit to any subsequent medical examination required by the insurance carriers to maintain these policies, and to submit to any medical examination required by a new insurance carrier of the Company changes insurance carriers. Executive represents that, to his best knowledge, he is in reasonable good health and is not aware of any reason which would preclude the Company from purchasing and maintaining, on a standard risk basis, the individual insurance contracts or policies provided for in Sections 4.5 and 4.6.

SECTION 5. TERM AND TERMINATION OF EMPLOYMENT. The Employment shall continue until it is terminated pursuant to the terms of this Section 5.

         5.1 TERMINATION OF AGREEMENT.

               (a) For Cause. The employment of Executive under this Agreement may be terminated by the Company for "cause' at any time by action of the Board. For purposes hereof, the term "cause" is limited to: (1) Executive's fraud, gross incompetence, personal dishonesty involving the Company's assets, willful misconduct, or gross negligence in the performance of his duties hereunder; or
(2) a willful breach by Executive of any of the material terms of this Agreement. If Executive's employment hereunder is terminated for cause, the Company shall have no further obligations or liabilities to Executive, save and except for obligations due to Executive for services rendered prior to the date of termination for cause.

               (b) Right to Cure. In the event the Company contends that it may terminate Executive for cause due to Executive's incompetence or gross negligence, as described in 5.1(a) above (but only for these particular grounds for cause), Company shall provide the Executive with specific written notice specifying in reasonable detail the services or matters which it contends Executive has not been adequately performing and what Executive should do to adequately perform his obligations hereunder. If Executive performs the required services within thirty (30) days of actual receipt of the notice by the Executive or modifies his performance to correct the matters complained of to the reasonable satisfaction of the Company, Executive's breach will be deemed cured and such breach shall no longer constitute cause. This provides, however, if the nature of the services not performed by the Executive or the matters complained of are such that more than thirty (30) days are reasonably required to perform the required services or to correct the matters complained of, then, the Executive's breach will be deemed cured if the Executive commences to perform such services or to correct such matters within the thirty (30) day period. And, Executive thereafter diligently prosecutes such performance or correction to completion within such period of time after the end of such thirty
(30) day period (the "extension period") as the Company has notified the Executive is reasonably required to perform the required services or to correct the matters complained of. If Executive does not perform the required services or modify his performance to correct he matters complained of within the thirty
(30) day period or the extension period, the Company shall have the right to terminate this Agreement at the end of the thirty (30) day period or extension period, as the case may be.
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               (c) Termination by the Company Without Cause or Company's
Material Breach.

                    (1) If Executive's employment with the Company is terminated by the Company other than (1) for cause (as provided in Section 5.1(a), or (2) the Company materially breaches this Agreement and fails to cure this breach within thirty (30) days after notice from the Executive, then at any time within three (3) months thereafter Executive may elect by notice in writing to the Secretary of the Company to treat the situation as a "Termination without Cause" of Executive by the Company and to discontinue his obligations to the Company to perform services hereunder. In such an event, an amount equal to the Executive's Annual Base Salary, as adjusted will be paid to the Executive. This amount shall be due and payable to Executive in accordance with the schedule of payments under Section 3.1 of the Agreement until liquidated. Also, any amounts payable under other provision of this Agreement or other obligations of the Company to Executive which have accrued but have not yet been paid, including compensation earned prior to the date the notice by Executive is given, and unused vacation time shall also then become due and payable within five (5) days of receipt of notice by the Company.

                    (2) In the event of a termination without cause during the term hereof, the Company shall continue to provide all life, disability, health, dental, medical, and other insurance policies maintained for the Executive's benefit under the provisions of this Agreement for a period of 12 months after termination of employment provided that Company shall pay the full cost of such coverage. During such period, the Company shall not be required to add Executive to any new profit sharing, bonus, deferred compensation, and other similar plans or make any awards to Executive with respect to new or old plans of such nature. In the event of a termination without cause, all existing stock options not otherwise vested shall be immediately vested in full upon such termination and shall thereafter be exercisable in full pursuant to the terms of such stock option awards without regard for any contingencies or conditions which will, in such event, be deemed fully satisfied.

                    (3) If Executive believes the Company has materially breached this Agreement, Company or Executive agrees to first submit the dispute to good faith negotiation within ten (10) days of notice. If this negotiation fails to resolve the dispute, both parties agree to submit the dispute to professional mediation under the Commercial Mediation Rules of the American Arbitration Association within thirty (30) days of notice. If mediation fails to produce a resolution of the dispute, then both parties agree to submit the dispute to binding arbitration by a five member panel selected from the list of qualified arbitrators of the American Arbitration Association. This Arbitration will occur within thirty (30) days of the written notice of the failure of the mediation process. The arbitration shall be conducted pursuant to the provisions of Section 10 below.

               (d) Material Breach by Company. The Company shall have materially breached this Agreement if, without Executive's prior written consent, one or more of the following events occur.

                    (1) The Executive is otherwise removed from the offices provided for in this Agreement, for any reason other than the grounds for termination of his employment for cause as set forth in the Agreement.

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                    (2) The Executive is assigned any duties or responsibilities that are inconsistent, in any significant respect, with the scope of the duties and responsibilities associated with Executive's position as set forth in the Agreement.

         5.2 RETURN OF COMPANY PROPERTY. Upon termination of this Agreement for any reason, Executive shall immediately cease use of any and all Company property in his possession. He shall immediately return any and all Company property in his possession, custody, or control to the Company, including without limitation, any and all Confidential Information as that term is defined in Section 6.1.

SECTION 6. CONFIDENTIALITY.

         6.1 CONFIDENTIALITY OBLIGATION. The Company and Executive acknowledge and agree that the Executive possesses information of substantial value to the Company. Anything which requires substantial expenditure of time, skills, energy, and funds to develop and/or acquire, which is not generally known in the trade and which gives the Company an advantage over its competitors who do not know or use it or disclosure of which would or may be detrimental to the Company, including but not limited to, inventions, proprietary information, trade secrets and techniques, designs, drawings, processes, formulas, developments, equipment, prototypes, sales, marketing and customer information, and business, financial, administrative and managerial information of the Company (the "Confidential Information"). Executive at all times shall regard and preserve as confidential such "Confidential Information" regardless of the source, and shall not, during the term of the employment or thereafter, publish or disclose any part of such information in any manner, or use the same except on behalf of the Company without the prior written consent of the Board of Directors.

         6.2 PROPRIETARY INFORMATION. Executive agrees that all notes, data, sketches, drawings, and other documents and records, and all material and physical items of any kind, including all reproductions and copies thereof, which relate in any way to the business, products, practices or techniques of the Company or contain Confidential Information, or that come into his possession of Executive by reason of this Agreement, are the property of the Company at the termination of Executive's employment hereunder.

         6.3 RELEASE OF OBLIGATIONS OF CONFIDENTIALITY AND NON-USE. The parties hereto expressly agree that the authorized public disclosure by any third party of any part of the Confidential Information will release Executive from obligations of confidentiality and non-use provided for in Sections 6.1 and 6.2 only with respect to that portion of the Confidential Information so disclosed. Further, the term "Confidential Information" shall not include information relating to business, products, practices, administration, management or techniques of the Company to the extent that it becomes generally available and known to the public other than as the result of a breach by Executive of the confidentiality and non-use obligation provisions contained in this Agreement and/or the prior Consulting Agreement.

         6.4 NO PREDATORY SOLICITATION. Executive agrees that he will not, directly or through instruction to a third party, on his own behalf or in the service of others, disrupt, damage, impair or interfere with the business of the Company whether by way of interfering with or raiding its officers, employees, agents, distributors and/or independent contractors or in any manner

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attempting to persuade any such persons to discontinue any relationship with the
Company without having received the Board of Directors prior written permission to do so.

          Alternative 1 [Exec elects to receive termination payments]

         6.5 NON-COMPETITION. In consideration of Company's agreements contained herein and the payments to be made by it to Executive pursuant hereto, Executive agrees that, during the 12-month period after termination of employment for any reason, he will not, without the prior written consent of Company, consult with or act as an advisor to another company which is engaged in any "Competing Business" in the United States. For purposes of this Agreement, Executive shall be deemed to be engaged in a "Competing Business" if, in any capacity, including but not limited to proprietor, partner, officer, director or employee, he engages or participates, directly or indirectly, in the operation, ownership or management of any proprietorship, partnership, company or other business entity which competes, in whole or in part, with the then actual business in which Company is engaged on the date of Executive's termination of employment. At the written request of Executive, from time to time, Company shall furnish Executive with a written description of the business or businesses in which Company is then actively engaged.

 Alternative 2 [Exec trades termination payment for shorter non-compete period]

             NON-COMPETITION. In consideration of Company's agreements contained herein and the payments to be made by it to Executive pursuant hereto, Executive agrees that, during the 12-month period after termination of employment for cause or voluntary termination without good reason or the 3-month period after termination of employment for without cause or voluntary termination because of a material breach by the company, he will not, without the prior written consent of Company, consult with or act as an advisor to another company which is engaged in any "Competing Business" in the United States. For purposes of this Agreement, Executive shall be deemed to be engaged in a "Competing Business" if, in any capacity, including but not limited to proprietor, partner, officer, director or employee, he engages or participates, directly or indirectly, in the operation, ownership or management of any proprietorship, partnership, company or other business entity which competes, in whole or in part, with the then actual business in which Company is engaged on the date of Executive's termination of employment. At the written request of Executive, from time to time, Company shall furnish Executive with a written description of the business or businesses in which Company is then actively engaged.

         6.6 INJUNCTIVE RELIEF. Executive acknowledges that the loss to the Company which would arise from a breach of the confidentiality, predatory solicitation, or non-compete provisions contained in this Agreement cannot be reasonably or adequately compensated in damages in an action at law. Executive therefore expressly agrees that the Company in addition to any other rights or remedies which it may possess, may be entitled to injunctive relief to prevent a breach of confidentiality, predatory solicitation, or non-compete provisions contained in the Agreement.

SECTION 7. INDEMNITY.

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         7.1 Subject only to the exclusions set forth in Paragraph 7.2 below, and in addition to any rights of Executive under the Company's by-laws, or any applicable State law, Company hereby agrees to hold harmless and indemnify
Executive:

               (a) Against any and all expenses (including attorney's fees and costs), judgments, fines, and amounts paid in settlement actually and reasonably incurred by Executive in connection with any threatened, pending, or completed action, suite, or proceeding, whether civil, criminal, administrative, or investigative (including an action by or in the name of the Company) to which Executive is, was, or at any time becomes a party, or is threatened to be made a third party, by reason of the fact that Executive is, was, or at any time becomes a director, officer, employee, consultant, partner, trustee, or agent regardless of his subsequent title or position at another corporation, partnership, joint venture, trust, or other enterprise;

               (b) Otherwise to the fullest extent as may be provided to Executive by the Company under the by-laws of the Company and applicable law; and

               (c) From any and all income and excise taxes (and interest and penalties relating thereto) imposed on Executive with reference to any payment under this Section 7 (including without limitation payment for such taxes).

         7.2 NO INDEMNITY PURSUANT TO THIS SECTION 7 SHALL BE PAID BY COMPANY
EXCEPT:

               (a) To the extent the aggregate of amounts to be indemnified thereunder exceed the sum of $500.00 plus the amount of such losses for which the Executive is indemnified either pursuant to the by-laws of the Company or any subsidiary thereof, or pursuant to any Directors and Officers Liability Insurance purchased and maintained by Company;

               (b) In respect to remuneration paid to Executive, if it shall be determined by a final judgment or other final adjudication that such remuneration was in violation of law;

               (c) On account of any suit in which judgment is rendered against Executive for an accounting of profits made form the purchase or sale by Executive of securities of the Company, pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934, and amendment thereto, or similar provisions of any federal, state, or local statutory law;

               (d) On account of conduct which is finally adjudged to have been willful misconduct by Executive; and

               (e) If a final decision by a Court having jurisdiction in the matter shall determine that such indemnification to Executive is not lawful.

         7.3 All agreements and obligations of the Company contained herein shall continue during the period Executive is a director, officer, employee, consultant, or agent of the Company, or is or was serving at the request of the Company as a director, employee, officer, partner, consultant, or agent of another corporation, partnership, join venture, trust, or other enterprise) and shall continue thereafter so long as Executive shall be subject to any possible claim or threatened, pending or completed action, suit, or proceeding, whether civil, criminal, or

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investigative, by reason of the fact that Executive was an officer or director of the Company or serving in any other capacity referred to herein.

         7.4 Company shall not be liable to indemnify Executive under this Agreement for any amounts paid in settlement of any action or claim effected without its written consent. Company shall not settle any action or claim in any manner which would impose any penalty or limitation on Executive without Executive's written consent. Neither the Company nor Executive will unreasonably withhold their consent to any proposed settlement.

         7.5 The Company will pay all expenses immediately upon the presentment of bills for such expenses. Executive agrees that Executive will reimburse Company for all reasonable expenses paid by the Company in defending any civil or criminal action, suite, or proceeding against Executive in the event and only to the extent that it shall be ultimately determined that Executive is not entitled to be indemnified by Company for such expenses under the provisions of the applicable State statute, the by-laws, this Agreement or otherwise. This Agreement shall not affect any rights of Executive against Company, insurer, or any other person to seek Indemnification contribution.

         7.6 If Company fails to pay any expenses (including without limitation the generality of the foregoing, legal fees and expenses incurred in defending any action, suit, or proceeding), Executive shall be entitled to institute suit against Company to compel such payment and Company shall be Executive all costs and legal fees incurred in enforcing such right to prompt payment.

         7.7 Unless prohibited by law, any document or law which affords Executive with greater rights or indemnification by Company than do the provisions of this Agreement shall have superiority over the provisions of this Agreement.

         7.8 In support of its obligations hereunder, the Company agrees to use its best efforts to maintain a Directors' and Officers' Liability or other insurance policies covering the Executive and further agrees that these policies shall be maintained so as to provide as broad and as complete coverage as is reasonably available. This is both in relation to the Executive's position during the term of employment and to any claims arising thereafter but relating to said term of employment. Notwithstanding the foregoing, the failure or inability of the Company to maintain such insurance policy or policies shall not be a breach of this Agreement by the Company if the Company's Board of Directors determine, in good faith, that such insurance coverage is not available to the Company at a reasonable cost.

SECTION 8. ASSIGNMENT. Except as otherwise expressly provided herein, the rights and obligations of Executive hereunder shall not be to be assigned and any attempted assignment shall be void. The rights and obligations of the Company hereunder may be assigned as part of any transaction which includes the transfer of all or substantially all of the assets of the Company, whether such transfer is made pursuant to sale of assets or stock, or merger, reorganization or otherwise.

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SECTION 9. SUCCESSORS, ASSIGNS, ETC. This Agreement shall inure to the benefit of and be binding upon the Company, its successors and assigns, including, without limitation, any entity which may acquire all or substantially all of the Company's assets and business and any corporation with which the Company may be merged, and Executive, his heirs, executors, administrators and legal representatives.

SECTION 10. NEGOTIATION, MEDIATION, AND ARBITRATION. Any dispute with respect to this Agreement, with the exception of disputes arising under Section 5, shall first be submitted to good faith negotiation within 10 days of notice.

         If this fails to settle the dispute, then both parties agree to submit the dispute within thirty (30) days of notice to professional mediation under the Commercial Mediation Rules of the American Arbitration Association, with such costs to be borne equally by both parties.

         If mediation fails to produce resolution of the dispute, then the dispute shall be submitted to binding arbitration in the City of Phoenix, Arizona. In accordance with the rules of the American Arbitration Association as then in force, by a panel of three arbitrators. Executive and Company shall each select one member of the panel, and the third remaining member shall be selected through mutual agreement of the first two panel members. The panel shall decide all matters in accordance with applicable law and this Agreement. All costs in connection with any proceedings hereunder shall be borne equally by the parties, unless otherwise determined by the panel. The panel's award shall be final, conclusive, and binding on all parties, and shall be the exclusive remedy regarding any claims, counter-claims, issues, or accounting presented or pled to the panel. Judgment on the award may be entered in any court or other tribunal of competent jurisdiction. All costs and fees incidental to the enforcement of any award shall be charged, to the maximum permitted extent, against the party resisting enforcement. Notwithstanding the foregoing, this Section shall not limit the right of any party to seek to obtain in any court or other tribunal any interim relief or provisional remedy, including, without limitation, injunctive relief or attachment. Seeking or obtaining such interim relief or provisional remedy shall not constitute waiver of the right to arbitration hereunder.

SECTION 11. NO WAVIER OF RIGHTS. All waivers hereunder must be made in writing and failure by either party hereto at anytime to require the other party's performance of any obligation under this Agreement shall not affect the right subsequently to require performance of that obligation. Any waiver of any breach of any provisions of this Agreement shall not be construed as a waiver of any continuing or succeeding breach of such provision or a waiver or modification of the provision.

SECTION 12. SEVERABILITY. The parties hereto expressly agree and contract that it is not the intention of any of them to violate any public policy, statutory or common laws, rules, regulations, treaties, or decisions of any government or agency thereof. If any Section, sentence, clause, word, or combination thereof in the Agreement is judicially or administratively interpreted or construed as being in violation of any such provisions of any jurisdiction, such Sections, sentences, words, clauses, or combinations thereof shall be inoperative in each such jurisdiction and the remainder of this Agreement shall remain binding upon the parties hereto in each jurisdiction and the Agreement as a whole shall be unaffected elsewhere.

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SECTION 13. LAW TO GOVERN. The validity, construction, and enforceability of this Agreement shall be governed in all respects by the laws of Arizona applicable to agreements negotiated, executed, and performed in Arizona regardless of whether either of the parties shall not be or hereafter become a resident of another state or country, except as to any matters which are required to be governed by the laws of any other jurisdiction.

SECTION 14. NOTICES. Any notice required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given upon delivery if delivered personally, one full business day after proper telex or facsimile transmittal if transmitted by telex or facsimile, or five full business days after mailing if mailed by certified or registered mail, return receipt requested, postage pre-paid, addressed as follows:

           For Company:

           ___________________________
           ___________________________
           ___________________________
           ___________________________


           For Executive:

           ___________________________
           ___________________________
           ___________________________
           ___________________________


SECTION 15. WRITTEN AGREEMENT TO GOVERN. This Agreement sets forth the entire understanding and supercedes all prior and contemporaneous agreements between the parties relating to the subject matter contained herein and incorporates all prior and contemporaneous discussions between them, and no party shall be bound by any definition, condition, representation, warranty, covenant, or provision other than as expressly stated in or contemplated by the Agreement or as subsequently shall be set forth in writing and executed by a duly authorized representative of the party to be bound thereby.

SECTION 16. SUBJECT HEADING. The Subject Headings of the Sections of this Agreement are included for purposes of convenience only and shall not affect the construction or interpretation of any provision of this Agreement.

         IN WITNESS HEREOF, the parties hereto have executed this Agreement as of the Day and Year first above written.

EXECUTIVE                                      COMPANY

/s/ Avery Martinez                             By: \S\ C. Austin Burrell
-----------------------                           ------------------------------
   (name)                                         Its: President


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